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                                                                  EX. 23(P)(XIV)

                     (SYSTEMATIC FINANCIAL MANAGEMENT LOGO)

                      SYSTEMATIC FINANCIAL MANAGEMENT, L.P.

                                 CODE OF ETHICS

                              UPDATED OCTOBER 2004

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                                 CODE OF ETHICS
                      SYSTEMATIC FINANCIAL MANAGEMENT, L.P.
                         (latest revision October 2004)

I.   STATEMENT OF POLICY

     This Code of Ethics ("Code") has been amended in accordance with Rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"). In general, Rule 17j-1 imposes an obligation on registered investment companies and their investment advisers and principal underwriters to adopt written Codes of Ethics covering the securities activities of certain of their directors, officers and employees. This Code is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of clients not use (intentionally or unintentionally) information concerning such clients' portfolio securities activities for his or her personal benefit and to the detriment of such client. This Code also sets forth procedures designed to aid Systematic Financial Management, L.P. in complying with the federal securities laws and Rule 204A-1 promulgated by the Securities and Exchange Commission pursuant to Section 204A of the Investment Advisers Act of 1940.

     This Code is intended to cover all Access Persons (as this and other capitalized terms are defined in Section II of this Code) of Systematic Financial Management, L.P. (the "Adviser"). All Access Persons are subject to and bound by the terms of this Code.

     Please be aware that personal securities transactions by employees (and, in particular, portfolio managers) raise several concerns which are most easily resolved by such employees not actively trading for their own accounts. Accordingly, it is the general policy of the Adviser to prohibit all personal securities transactions by Access Persons of the Adviser. Access Persons of the Adviser may participate in non-discretionary investment vehicles such as mutual funds. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's policy regarding conduct in those situations in which conflicts are most likely to develop.

GENERAL PRINCIPLES

     All persons subject to this code should keep the following general fiduciary principles in mind in discharging his or her obligations under the Code. Each person subject to this code shall:

     a. at all times, place the interests of Investment Advisory Clients before his or her personal interests;

     b. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     c. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.


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     In addition, the persons to which this Code applies must act at all times in a professional manner and in accordance with applicable laws, rules and regulations (and in particular laws, rules and regulations pertaining to fiduciaries, and their duties and responsibilities to their clients) as well as all applicable requirements and restrictions imposed by organizational and disclosure documents of mutual funds and affiliated mutual funds. Moreover, the persons to whom this Code applies understand that the Adviser believes that, as a general matter, its personnel should not engage in behavior that creates the potential for a conflict of interest to arise.

II.  DEFINITIONS

     a. "Access Person" shall mean any director, officer, general partner, principal, employee, or Additional Advisory Person of the Adviser.

     b. "Additional Advisory Person" shall mean any employee of any company in a Control relationship with the Adviser who, in connection with his regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Adviser or whose functions relate to making of any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This includes all employees other than Access Persons in Systematic's home office and those employees who have access to security information in our regional office(s). Going forward in this document, the term "Access Person" includes the definition of "Access Person" and "Additional Advisory Person".

     c. "Additional Non-Advisory Person" shall mean any employee of any company in a Non-Control relationship with the Adviser who, in connection with his regular functions or duties, does not participate in or obtain information regarding a purchase or sale of a security by an Investment Advisory Client of the Adviser, or whose functions do not relate to making any recommendations with respect to such purchases or sales, or is not in a Control relationship to the Adviser who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This category only includes non-access personnel in Systematic's regional office(s).

     d. "Adviser" shall mean Systematic Financial Management, L.P., a Delaware limited partnership.

     e. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares, a direct or indirect pecuniary or voting interest in a security.


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     f. "Code" shall mean this Code of Ethics.

     g. A Security is being "considered for purchase or sale" when the Adviser has undertaken a project to report on a specific Security or to prepare a draft or final report on such Security or if a recommendation has been made by any Portfolio Manager or member of the Investment Policy Committee with respect to a Security (and, with respect to Portfolio Managers and members of the Investment Policy Committee, if such person is considering making such a recommendation).

     h. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     i. "Designated Officer" shall mean the Chief Compliance Officer of the Adviser, who shall be responsible for management of the Adviser's program of compliance with the Code of Ethics; provided, however, that if the Designated Officer is required to obtain approval from or submit a report to, the Designated Officer hereunder, he shall seek such approval from, or submit such report to a person designated by the President of the Adviser or, if no such person is designated, the President of the Adviser who shall for such purpose be deemed the Designated Officer.

     j. "Federal Securities Laws" shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, and the Bank Secrecy Act as it applies to investment companies and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

     k. "Investment Advisory Client" shall mean any Investment Company Client and any other client or account which is advised or subadvised by the Adviser as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

     l. "Investment Company" shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

     m. "Investment Company Client" shall mean any registered Investment Company managed, advised and/or subadvised by the Adviser.

     n. "Investment Policy Committee" means the Investment Policy Committee of the Adviser or any other body of the Adviser serving an equivalent function.

     o. "1940 Act" means the Investment Company Act of 1940, as amended.


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     p. "Portfolio Manager" shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Company Client and shall include, without limitation, all members of the Adviser's Investment Policy Committee.

     q. A "purchase" or "sale" of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

     r. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities, including options, warrants and other rights to purchase securities) except that it shall not include (i) direct obligation of the Government of the United States, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper, (v) high quality short-term debt instruments, and (vi) shares of registered open-end investment companies (shares issued by mutual funds sub-advised by Systematic or an affiliate of Systematic must be reported.)


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III. RESTRICTIONS

     a.   Blackout Periods

     It is the general policy of the Adviser to prohibit personal transactions by Access Persons of the Adviser. Accordingly, all purchases of securities are prohibited except as provided in Section V below. No employee of Systematic Financial Management shall sell, directly or indirectly, (a) any Security in which he or she has, or by reason of such transaction acquires any direct or indirect beneficial ownership either on a day during which an Investment Advisory Client has a pending buy or sell order in that same Security or within at least seven calendar days before and after any Investment Advisory Client trades (or has traded) in that Security, or (b) any Security which is being considered for purchase or sale, unless specifically approved by the Chief Compliance Officer.

     b.   Pre-Clearance

     Every employee must pre-clear his or her intent to trade (sell) Covered Securities (as defined below) and receive written pre-clearance for such transactions from the Chief Compliance Officer before a trade is executed by the employee and his or her family (including spouse, minor children, parents and adults living in the same household and trusts over which the employee has discretionary authority). This pre-clearance is then recorded and compared to both the Personal Quarterly Securities Transaction Reports completed by all employees and their corresponding brokerage statement. A Personal Trading Request Form is attached as Exhibit A.

     Covered Securities include all Reportable Securities (as defined in Section V.c.D.) other than mutual funds that are advised or sub-advised by the Adviser or an affiliate of the Adviser, i.e., "Affiliated Mutual Funds."

     c.   Length of Time of Approval

     Approvals to trade in a security are valid for two days, after which a new approval must be obtained if the initial trade was not executed. The exception to this rule is a limit order which is valid for thirty days, after which a new approval must be obtained.

     d.   Duplicate Brokerage Confirmation and Statements

     A duplication confirmation of trades in the Covered Securities must be sent (commonly by the brokerage firm or by the employee) to the Chief Compliance Officer within ten business days of the trade date.

     e.   Initial Public Offerings

     No Access Person shall acquire direct or indirect beneficial ownership of any Security in an initial public offering.


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     f.   Private Placements/OTC Trading

     With regard to private placements and transactions in securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded in the National Association of Securities Dealers Automated Quotation System (together "Unlisted Securities"):

          Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement transaction or a Security which is an Unlisted Security, shall obtain express prior written approval from the Designated Officer for any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Adviser); and

          If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, such Access Person shall disclose such personal investment to the Designated Officer prior to each subsequent recommendation to any Investment Advisory Client for which he acts in a capacity as an Access Person, for investment in that issuer.

          If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction or of a Security which is an Unlisted Security, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by advisory personnel with no personal interest in the issuer.

     g.   Short-Term Trading Profits

     No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or "equivalent") Securities of an Affiliated Mutual Fund of which such Access Person has, or by reason of such transactions acquired, direct or indirect beneficial ownership, within 30 calendar days, except to the extent that the transaction has been pre-cleared in accordance with the procedures set forth in Section III(a) and Section V of this Code, with consideration given to all relevant circumstances. Any profit so realized without prior approval shall be disgorged as directed by the Designated Officer. For purposes of this paragraph (g) the term "equivalent" shall mean, with respect to another Security (the "subject Security"), any Security of the same class as the subject Security, as well as any option (including puts and calls), warrant convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject Security.


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     h.   Gifts

     No Access Person or a member of his or her family shall seek or accept gifts, favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or its Investment Advisory Clients, or from any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of the Adviser's Investment Advisory Clients. The foregoing sentence shall not prohibit any benefit or direct or indirect compensation to the Access Person from any entity under common Control with the Adviser for bona fide services rendered as an officer, director or employee of such person. This prohibition shall not apply to:

          (i) gifts of small value, usually in the nature of reminder advertising such as pens, calendars, etc.

          (ii) occasional participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes that is not so frequent, so costly or so expensive as to raise any questions of impropriety, and

          (iii) any other gift approved in writing by the Designated Officer.

     i.   Receipt of Brokerage Discounts etc.

     No Access Person shall, with respect to an account in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer which is not made available to other customers and clients of such broker or dealer.

     j.   Service as a Director

          (i) No Access Person shall serve on a board of directors of any company without prior authorization from the Designated Officer and the President of the Adviser as well as a majority of the Investment Policy Committee (without including the Access Person requesting authorization if he is then a member of the Investment Policy Committee), based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients and their respective shareholders.

          (ii) If board service of an Access Person is authorized, such Access Person shall be isolated from investment decisions with respect to the company of which he or she is a director through procedures approved by the Designated Officer.

     k.   Outside Investment Advisory Service.

     No Access Person may render investment advisory services to any person or entity not (i) a client of the Adviser, or (ii) a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining the permission of the Designated Officer. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate


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     agreement with the Adviser and/or its general partner with respect to competitive activities.

     l.   Nonpublic Material Information.

     No Access Person shall utilize nonpublic material information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of the Adviser or its Investment Advisory Clients. Nonpublic material information is material information not generally available to the public. No Access Person should solicit from any issuer of Securities any such nonpublic material information. Any Access Person inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client of the Adviser should notify the Designated Officer immediately.

     m.   Transactions With Investment Advisory Clients.

     No Access Person shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which such Investment Advisory Client is the issuer.

IV.  EXEMPTIONS

     The restrictions of Section III of this Code shall not apply to the following:

     a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     b. Purchases or sales which are non-volitional on the part of either the Access Person or the Investment Advisory Client(s) of the Adviser,

     c. Purchases which are part of an automatic dividend reinvestment plan;

     d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     e. Purchases or sales of instruments that are not within the definition of a "Security" as set forth in Section II of this Code; and

     f. Purchases or sales other than those exempted in (a) through (e) of this
     Section IV that have been authorized in advance, in writing by the Designated Officer following a specific determination that the transaction is consistent with the statement of General Principles embodied in Section I of this Code.


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V.   COMPLIANCE PROCEDURES

     a. An Access Person, who is (x) a member of the Investment Policy Committee, (y) a Portfolio Manager, or (z) an Additional Advisory Person may not directly or indirectly, acquire beneficial ownership of a Security except as provided herein unless:

     (i) such purchase was done before full-time employment with the Adviser; or

     (ii) acquires ownership of the Security during the time of employment as a gift.

Access Persons can dispose of beneficial ownership of a Security after obtaining pre-clearance from the Chief Compliance Officer.

Access Persons may participate in investment vehicles in which they have no discretionary control (e.g., open end mutual funds) without prior pre-clearance.

     b. An Additional Non-Advisory Person is not limited to buying mutual funds only.

     c. Reporting Requirements

          A. Initial Holdings Report

                    Every newly hired Access Person must submit to the Designated Officer a report of all holdings in Reportable Securities, as defined below, as of the date he or she becomes subject to this Code's reporting requirements. This list is to be submitted to the Designated Officer within 10 days of the date the Access Person becomes subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Exhibit B.

          B. Annual Holdings Report

                    Every Access Person must submit to the Designated Officer a report listing all Reportable Securities, as defined below, on an annual basis. The list must be current as of a date no more than 45 days before the report is submitted. An Annual Holdings Report Form is attached as Exhibit C.

          C. Quarterly Transaction Reports

                    Every Access Person must submit a report of all personal securities transactions effected, as well as any securities accounts established, during the quarter to the Designated Officer no later than 30 days after the end of


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                    each calendar quarter. A Quarterly Personal Securities
                    Transaction Report Form is attached as Exhibit D.

                    Each quarter, every Access person must report any transactions in Affiliated Mutual Funds, as well as any securities accounts established during the quarter. A report must be submitted to the Designated Officer no later than 30 days after the end of each calendar quarter. A Quarterly Personal Mutual Fund Transaction Report Form is attached as Exhibit E.

                    If the Access Person had no reportable equity and/or mutual fund transactions and did not own any securities or mutual fund accounts during the quarter, a report is still required to be submitted. Please note on your report that you had no reportable items during the quarter, and return it signed and dated.

          D. Reportable Securities

               Access Persons must report all transactions in Reportable Securities, which are defined as:

               (1) any security including Affiliated Mutual Funds that:

                    (a)  he/she directly or indirectly beneficially owns;

                    (b) because of the transaction, he/she acquires direct or indirect beneficial ownership. Access Persons must also report all accounts in which any securities were held for your direct or indirect benefit;

               (2)  any security other than

                    -    Direct obligations of the United States Government;

                    - Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                    -    Shares of money market funds;

                    - Shares issued by registered, open-end investment companies (mutual funds); and

                    -    Shares issued by unit investment trusts.

          E. What May Be Excluded From Your Reports

          Access Persons are not required to detail or list the following items in this report:


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          (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control; and

          (2) Those exceptions listed above in Section V.c.D(2).

          For Initial and Annual Holdings Reports, Access Persons must report all of his or her or any member of his or her household's broker accounts where any Securities are held.

          A statement may be included in this report stating that the report shall not be construed as an admission by the Access Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          The Designated Officer shall review or supervise the review of the personal Securities transactions reported pursuant to Section V. As part of that review, each such reported Securities transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Designated Officer determines that a material violation of this Code has or may have occurred, he shall submit his written determination, together with the transaction report (if any) and any additional explanatory material provided by the individual, to the Chief Operating Officer of the Adviser (or, if the purported violation occurred with respect to the Chief Operating Officer, then to the Committee described in Section VII (c) of this Code), who shall make an independent determination of whether a material violation has occurred.

     d.   Reporting Violations

          If a person who is subject to this Code becomes aware of a violation of the Code, the individual is required to report it to the Chief Compliance Officer promptly. It is the Adviser's policy to investigate the potential violation promptly and confidentially. Retaliation against the individual who reports a violation is prohibited and constitutes a further violation of the Code.

     e.   Certificate of Compliance

               (i) Each Access Person is required to certify annually, not later than February 10th, that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal Securities transactions pursuant to the requirements of the Code. The foregoing certifications must be set


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          forth in writing on a standard Code of Ethics Annual Certification
          Form. Please find this form attached as Exhibit F.

               (ii) The Designated Officer is required to certify annually, not later than March 15th, that each Access Person of the Adviser has timely submitted each of his or her Personal Quarterly Securities Transactions Report forms for the prior calendar year, as well as his or her Code of Ethics Annual Certification form for the then current year, or the fact that any Access Person has failed to comply with such or other provisions of this Code of Ethics together with a written description of such failure and a description of those remedial steps which have been taken. Copies of the foregoing certification shall be given to the Chief Operating Officer.

     f.   Annual Report to Board of Directors

Per the requirements of Rule 17j-1, an annual report is prepared for the investment company's board of directors.

VI.  SANCTIONS

     a.   Forms of Sanction.

     Any Access Person who is determined to have violated any provision of this Code shall be subject to sanctions, which may include any one or more of the following: censure, suspension without pay, termination of employment or disgorgement of any profits realized on transactions in violation of this Code.

     b.   Procedures.

     If the Designated Officer finds that a material violation has occurred, he shall report the violation and the suggested corrective action and sanctions to the CHIEF COMPLIANCE OFFICER of the Adviser, who may at the request of the individual involved review the matter, and shall impose such sanction as he deems appropriate, after consultation with the Committee described in Section VII (c) of this Code.

VII. MISCELLANEOUS PROVISIONS

     a.   Records.

     The Adviser shall maintain records as required by Rule 17j-1 under the 1940 Act and Rule 204-2 and Rule 204A-1 under the Investment Advisors Act of 1940, and in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:


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          (i) A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

          (iii) Copies of employees' written acknowledgements of receipt of this Code and any amendments shall be maintained for a period of not less than five years from the end of the fiscal year in which the acknowledgements were received and for five years after the individual ceases to be an employee;

          (iv) A copy of all reports made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          (v) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

          (vi) A copy of all pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchases of limited offerings shall be maintained for a period of not less than five years after the end of the fiscal year in which approval was granted;

          (vii) A copy of each annual report provided by section V (c) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     b.   Confidentiality.

     All reports of Securities transactions and any other information filed with the Adviser or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein, by the Designated Officer or President of the Adviser, by the Committee described in Section VII (c) of this Code and by representatives of the Securities and Exchange Commission.

     c.   Interpretation of Provisions.

     A Committee consisting of the Chief Operating Officer of the Adviser, the Designated Officer and a representative of Affiliated Managers Group, Inc. may from time to time adopt such interpretations of this Code as it may deem appropriate.


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     d.   Effect of Violation of this Code.

     In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.


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Appendix to Code of Ethics

                                 CODE OF ETHICS
                        EXAMPLES OF BENEFICIAL OWNERSHIP

The Code of Ethics relates to the purchase or sale of securities of which an Access Person has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

     What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

     (a) by you for your own benefit, whether bearer, registered in your oval name, or otherwise;

     (b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

     (c)  for your account by pledgers;

     (d)  by a trust in which you have an income or remainder interest.
          Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

     (e) by you as trustee or co-trustee, where either of you or members of your immediate family, i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

     (f) by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

     (g)  by any partnership in which you are a partner,

     (h) by a personal holding company controlled by you alone or jointly with others;

     (i)  in the name of your spouse unless legally separated;

     (j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

     (k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding., relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership;

     (l) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership as described in (k) just above), if you can vest or revest title in yourself.

                                    EXHIBIT A

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

DATE:             ______________________________________________________________

NAME:             ______________________________________________________________

ACCOUNT NAME:     ______________________________________________________________

BROKERAGE HOUSE:  ______________________________________________________________

ACCOUNT #:        ______________________________________________________________

NAME OF SECURITY: ______________________________________________________________

TICKER SYMBOL:    ______________________   Quantity: ___________________________

CHECK APPLICABLE: [ ] BUY   [ ] SELL (No short-term trading - 30 calendar days)

DO YOU POSSES ANY INSIDER INFORMATION? [ ] YES   [ ] NO

I certify that I have fully and accurately completed this certificate and am in full compliance with the Code of Ethics for Systematic Financial Management, LP.

OFFICIAL USE ONLY:

Has any Investment Advisory Client traded in the security in the last seven days?

[ ] YES   [ ] NO

Is the security being considered for purchase or sale for any Investment Advisory Client account?

[ ] YES   [ ] NO

Is the employee in good standing?

[ ] YES   [ ] NO

Reviewed by:                                /
             -------------------------------   ---------------------------------
             (Name)                            (Name)
                                            /
             -------------------------------   ---------------------------------
             (Title)                           (Title)


                                            /
             -------------------------------   ---------------------------------
             (Signature)                       (Signature)

                                    EXHIBIT B

                             INITIAL HOLDINGS REPORT

Name of Access Person: _________________________________________________________
                                             (Please print)

Date Subject to Code's Reporting Requirements __________________________________

Information in Report Dated as of: _____________________________________________
(Note: Date person became subject and as of date should be the same)

                                        Date Report Due: _______________________

                                        Date Report Submitted: _________________

SECURITIES HOLDINGS

 Name of Issuer/                                            Maturity Date/
Title of Security   No. Shares   Principal Amount   Interest Rate (if applicable)
-----------------   ----------   ----------------   -----------------------------


If you have no securities holdings to report, please check here [ ]

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:

_________________________________________________

_________________________________________________

_________________________________________________

SECURITIES ACCOUNTS

Name of Broker, Dealer or Bank   Date Account Established   Name(s)on and Type of Account
------------------------------   ------------------------   -----------------------------


If you have no securities accounts to report, please check here [ ]

I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


Signature:                              Date:
           --------------------------         ----------------------------------

                                    EXHIBIT C

                             ANNUAL HOLDINGS REPORT

Name of Access Person: _________________________________________________________
                                             (Please print)

Information in Report Dated as of: _____________________________________________

(Note: Information should be dated no more than 45 days before report is submitted)

                                        Date Report Due: _______________________

                                        Date Report Submitted: _________________

                                        Calendar Year Ended: December 31, ______

If brokerage statements are sent to Systematic on a monthly basis please check here [ ]

(Please note: those who submit statements are required to sign this form only)

SECURITIES HOLDINGS

 Name of Issuer/                                            Maturity Date/
Title of Security   No. Shares   Principal Amount   Interest Rate (if applicable)
-----------------   ----------   ----------------   -----------------------------


If you have no securities holdings to report, please check here [ ]

If you do not want this report to be considered as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:

_________________________________________________

_________________________________________________

_________________________________________________

SECURITIES ACCOUNTS

Name of Broker, Dealer or Bank   Date Account Established   Name(s) on and Type of Account
------------------------------   ------------------------   ------------------------------


If you have no securities accounts to report, please check here [ ]

I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.


Signature:                              Date:
           --------------------------         ----------------------------------

                                    EXHIBIT D

                PERSONAL QUARTERLY SECURITIES TRANSACTION REPORT
                          NON-MUTUAL FUND TRANSACTIONS

QUARTER ENDING _____________________

Note: This form must be completed and returned even if you had no reportable securities transactions during the quarter.

If you had no reportable securities transactions during the quarter, please check here [ ]

If you did not establish any securities accounts during the quarter, please check here [ ]

If you established a securities account during the quarter, please provide the following information: Name of Broker, Dealer or Bank; Date Account was established; Name on and type of Account.

         Securities Transactions (Mutual Fund Transactions do not apply)

                                                                                                 Broker/
Date of        Name of Issuer/      Number    Principal   Maturity Date/     Type of             Dealer/
Transaction   Title of Security   of Shares     Amount     Interest Rate   Transaction   Price     Bank
-----------   -----------------   ---------   ---------   --------------   -----------   -----   -------
1.

2.

3.

4.

5.

I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Name:
      -------------------------------
               (please print)


Signature:                              Date:
           --------------------------         ----------------------------------

                                    EXHIBIT E

                PERSONAL QUARTERLY SECURITIES TRANSACTION REPORT
                            MUTUAL FUND TRANSACTIONS

                         QUARTER ENDING ________________

NOTE: THIS FORM MUST BE COMPLETED AND RETURNED EVEN IF YOU HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE QUARTER.

1. Please indicate below any transactions in mutual funds advised or sub-advised by Systematic or an affiliate of Systematic.

If you had no reportable transactions during this quarter, please check here [ ]

  DATE OF     MUTUAL FUND   NUMBER     TYPE OF             NET LOSS/     CUSTODIAN/
TRANSACTION       NAME      SHARES   TRANSACTION   PRICE    NET GAIN   BROKERAGE FIRM
-----------   -----------   ------   -----------   -----   ---------   --------------


2. Did you establish any mutual fund accounts during this quarter?

YES [ ]   NO [ ]

If you established a mutual fund account during this quarter, please provide the following information:

  DATE OF     MUTUAL FUND   NUMBER     TYPE OF               CUSTODIAN/
TRANSACTION       NAME      SHARES   TRANSACTION   PRICE   BROKERAGE FIRM
-----------   -----------   ------   -----------   -----   --------------


I, __________________________________, certify that the information provided in this report is true and accurate.


-------------------------------------   ----------------------------------------
Signature                               Date

                                    EXHIBIT F

                            COMPLIANCE CERTIFICATIONS

                              INITIAL CERTIFICATION

I certify that I, ___________________________________ (i) have received, read and reviewed the Advisor's Code of Ethics; (ii) understand the policies and procedures in the Code; (iii) recognize that I am subject to such policies and procedures; (iv) understand the penalties for non-compliance; (v) will fully comply with the Code of Ethics and any related procedures; and (vi) have fully and accurately completed this Certificate.


Signature:
                  --------------------------------------
Name:
                  --------------------------------------
(please print)

Date Submitted:
                  --------------------------------------

Date Due:
                  --------------------------------------

                              ANNUAL CERTIFICATION

I certify that I, ___________________________________ (i) have received, read and reviewed the Advisor's Code of Ethics; (ii) understand the policies and procedures in the Code; (iii) recognize that I am subject to such policies and procedures; (iv) understand the penalties for non-compliance; (v) will fully comply with the Code of Ethics and any related procedures; and (vi) have fully and accurately completed this Certificate.


Signature:
                  --------------------------------------
Name:
                  --------------------------------------
(please print)

Date Submitted:
                  --------------------------------------

Date Due:
                  --------------------------------------

--------------    --------------------------------------------------------------
Reference:        Advisers Act - Rule 204-2, Advisers Act - 204A-1
                  (compliance date: February 1, 2005)